UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2005

flexSCAN, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-09283	88-0299716
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

 27201 Puerta Real, Suite 350, Mission Viejo, California     92691
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (949) 609-1966

______________________________________
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 15, 2005, the Registrant entered into an agreement (the “Amendment”) with Tryant LLC (“Tyrant”), to amend the Convertible Promissory Note (the “Note”) dated August 12, 2005 made in favor of Tryant, a principal stockholder of the Registrant, under which the Registrant is in default. Pursuant to the terms of the Note, a payment of $175,000 was due and payable on September 30, 2005. The Amendment provides for a waiver of the default until December 31, 2005. In consideration of the waiver, the Registrant has agreed to pay to Tryant the sum of $1,000 per day commencing October 15, 2005, up to a cap of $30,000, in addition to the principal amount due under the Note plus accrued interest, on the earlier of (i) the Registrant’s receipt of funding; or (ii) December 31, 2005

In addition, the Registrant has agreed to file a Registration Statement within 60 days from the earlier of (i) the closing of the next financing by the Registrant; or (ii) December 31, 2005 which shall include the shares of its common stock held by Tryant or its designees, including 1,555,556 shares issuable to Tryant upon its exercise of the warrant dated August 12, 2005 and any other shares which are issuable to Tryant (the “Registrable Securities”).

Pursuant to the Amendment, if the Registrant shall fail to complete certain actions in connection with the Registration Statement, the Registrant shall pay to Tryant, 1.5% of the value of the Registrable Securities based on a conversion rate of $.50 per share for every 30 days, on a pro rata daily basis, the Registrant has not completed those certain actions. In addition, if the Registrant shall fail to deliver certificates evidencing shares of Common Stock which Tryant converts pursuant to the Note or evidencing shares issuable upon exercise of the Warrant exercised by Tryant, for each day that such delivery is not made, the Registrant shall pay to Tryant $100 for every $10,000 in value of the converted or exercised shares, as applicable, based on the conversion rate of $.50 per share; provided that Tryant has provided its Federal Tax Id number to the Registrant.

Item 2.04  Triggering Events That Accelerate or Increase A Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On September 30, 2005, the Registrant defaulted on its Convertible Promissory Note by failing to make a payment of $175,000 as required pursuant to the Note.

The Note is described in Item 1.01 above. In accordance with the terms of the Note, in addition to all other rights available in law and equity, Tryant has the option to convert the unpaid principal plus interest at a conversion rate of $0.1125. In addition, pursuant to the terms of the Warrant Agreement issued to Tryant by the Registrant simultaneously with the Note, an aggregate of 1,555,556 Warrant Shares, exercisable at $.01 became vested. These warrants were exercised and are described in Item 3.02 below. As a result of the Registrant’s default, the Registrant entered into an agreement to amend the Note as is described above in Item 1.01.

Item 3.02  Unregistered Sales of Equity Securities

On October 24, 2005, 1,555,556 shares of Common Stock were issued to Tryant, LLC upon its exercise of warrants. The Warrants were exercised at a price of $.01 per share for an aggregate of $15,555.56. The Registrant claims exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, in connection with the issuance of the shares. The shares of common stock issued are not convertible or exchangeable.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
4.1	Amendment to Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

flexSCAN, Inc.

Date: November 22, 2005	/s/ Thomas Banks
Thomas Banks
Chief Executive Officer